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                                                                    EXHIBIT 10.9

[LOGO OF NEW YORK COMMUNITY BANCORP, INC.]

615 MERRICK AVENUE, WESTBURY, NY 11590
516-683-4404 . FAX # 516-683-8385 . www.myNYCB.com


JOSEPH R. FICALORA
CHAIRMAN, PRESIDENT AND
CHIEF EXECUTIVE OFFICER                           March 27, 2001

     Mr. Michael F. Manzulli
     Mr. Anthony E. Burke
     Mr. Thomas R. Cangemi
     Richmond County Financial Corporation
     1214 Castleton Avenue
     Staten Island, New York 10310

     Dear Mike, Tony and Tom:

     I am pleased to have this opportunity to set forth in writing certain additional information relating to your employment at New York Community Bancorp, Inc. (the "Holding Company") and New York Community Bank (the "Bank") following the consummation of the transactions contemplated by the Agreement and Plan of Merger (the "Agreement") entered between the Holding Company and Richmond County Financial Corp. on this date. This letter is intended to supplement your new employment agreements with the Holding Company and the Bank.

     In consideration of your acceptance of employment with the Holding Company and the Bank, I am pleased to provide each of you a retention bonus in the following amounts: Mike - $500,000, Tony - $750,000 and Tom - $500,000. Your retention bonus will be paid at the Effective Time (as defined in the Agreement). However, if you voluntarily terminate employment prior to the completion of 180 days of employment after the Effective Time, or if you are terminated for "Just Cause" (as defined in your new employment agreement) within that 180 day period, you will immediately return the percentage of the bonus that your total number of days of employment bears to 180 days.

     I look forward with great anticipation to the consummation of this transaction and the opportunity to include you in the management team. I know you share my vision of the opportunities created by the union of our two institutions.

     Please acknowledge the foregoing in the space indicated below.

                                        Sincerely,

                                        /s/ Joseph R. Ficalora

                                        Joseph R. Ficalora
                                        Chairman, President and
                                        Chief Executive Officer

     Acknowledged:

     /s/ Michael F. Manzulli
     ---------------------------
     Michael F. Manzulli


     /s/ Anthony E. Burke
     ---------------------------
     Anthony E. Burke


     /s/ Thomas R. Cangemi
     ---------------------------
     Thomas R. Cangemi